Exhibit 99.1

J. Alexander’s Corporation Announces Agreement to Merge with Subsidiary of Fidelity National Financial, Inc.

Shareholders May Elect $12 Per Share In Cash Or $3 Per Share In Cash And Stock In New Co.

NASHVILLE, Tenn.--(BUSINESS WIRE)--June 25, 2012--J. Alexander’s Corporation (NASDAQ: JAX), today announced that on Friday, June 22, the Company entered into an agreement with Fidelity National Financial, Inc. (NYSE: FNF) to merge the Company with a subsidiary of American Blue Ribbon Holdings, Inc. (“ABRH”), a newly formed, indirect majority owned subsidiary of FNF. Immediately following the merger, J. Alexander’s will be combined with the current restaurant operations of ABRH, LLC, a restaurant operating company and an indirect majority owned subsidiary of FNF. Following the transaction, the combined restaurant operating company will own and operate over 700 restaurants in 43 states under seven different restaurant concepts with total combined annual revenue of approximately $1.5 billion.

The shareholders of J. Alexander’s Corporation may elect to receive per share $12 in cash or a combination of $3 cash and one share of ABRH Class A common stock, subject to proration at closing so that shareholders of the Company will receive a total of 49.9% of the shares in ABRH. Following the transactions, existing shareholders of the Company receiving shares will own in total a 6% economic interest in the combined restaurant operations, including J. Alexander’s. An approximate total of 2.99 million Class A common shares in ABRH will be issued to shareholders of the Company receiving the cash and stock election. When issued, these shares will be listed for trading on Nasdaq, or an equivalent national securities exchange. The remaining economic interests will be owned by FNF and other minority investors. Following the transaction, FNF will hold a special class of common stock in ABRH that will entitle FNF to at least 50.1% of the voting power of ABRH so long as FNF retains at least a 40% economic interest in the combined restaurant operations.

Lonnie J. Stout II, Chairman, President and Chief Executive Officer of J. Alexander’s Corporation, said that shareholders will vote on the proposed merger at a shareholders meeting to be held as soon as practicable.

“We believe this transaction will provide significant benefits for our shareholders,” Stout said. “It not only rewards them with a cash premium for their existing shares, it offers them participation in the future business prospects of a much larger entity. We think that FNF’s track record, experience and commitment to creating shareholder value will be a great benefit for our shareholders going forward.”

Commenting on the announcement, FNF Chairman William P. Foley II, said, “J. Alexander’s provides the upscale casual restaurant guest with a high quality dining experience and outstanding professional service. We are proud to add J. Alexander’s to American Blue Ribbon Holdings’ existing restaurant concepts.”

In addition to approval by J. Alexander’s Corporation shareholders, the consummation of the transactions is subject to conditions, including clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, the listing of the Class A common stock to be issued to shareholders of the Company on Nasdaq or an equivalent national securities exchange, and other customary closing conditions. The transaction is targeted to close in the fourth quarter of 2012, assuming satisfaction of the conditions to closing.

Under the terms of the agreement, J. Alexander’s Corporation may solicit superior proposals from third parties during the 30 calendar days following execution of the agreement continuing through July 22, 2012. There can be no assurance that this process will result in a superior proposal, and the Company presently does not intend to discuss any developments with regard to this process unless the Company’s Board of Directors makes a decision with respect to a potential superior proposal. Cary Street Partners LLC is acting as financial adviser to J. Alexander’s.

FNF, based in Jacksonville, Florida, is a leading FORTUNE 500 company with subsidiaries engaged in title insurance, mortgage services, restaurants and other diversified services. FNF presently owns approximately 55% of ABRH, LLC, whose restaurant operating concepts include Bakers Square, Max & Erma’s, Village Inn, Stoney River Legendary Steaks, O’Charley’s and Ninety Nine, as well as the APC award winning pie bakery Legendary Baking.

About J. Alexander’s Corporation

J. Alexander’s Corporation operates 33 J. Alexander’s restaurants in 13 states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander’s is an upscale, contemporary American restaurant known for its wood-fired cuisine. The Company’s menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle.

J. Alexander’s Corporation is headquartered in Nashville, Tennessee.

Cautionary Statement Regarding Forward Looking Information

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained in this press release, particularly information regarding the expected date of closing and potential benefits of the transactions, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, the following risks and uncertainties: the failure to receive, on a timely basis or otherwise, the requisite approvals by the Company’s shareholders and governmental or regulatory agencies; the risk that a condition to closing of the proposed transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the effects of disruptions to business operations resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that costs or difficulties related to the integration of the Company and ABRH operations will be greater than expected; and the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected. Further, the businesses of the Company and ABRH remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the Securities and Exchange Commission (the “SEC”), including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, ABRH and J. Alexander’s will be filing documents with the SEC, including the filing by ABRH of a registration statement on Form S-4 that will include a proxy statement of J. Alexander’s that also constitutes a prospectus of ABRH. J. Alexander’s shareholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information. The final joint proxy statement/prospectus will be mailed to shareholders of J. Alexander’s. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, at the Company’s web site at www.jalexanders.com or by requesting copies from the Secretary of J. Alexander’s by telephone at (615) 269-1900.

Participants in the Merger Solicitation

J. Alexander’s and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning J. Alexander’s executive officers and directors is set forth in its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 2, 2012, and on Amendments No. 1 and No. 2 to its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 30, 2012, and May 15, 2012, respectively. Additional information regarding the interests of participants of J. Alexander’s in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from J. Alexander’s using the contact information above.

CONTACT:
J. Alexander’s Corporation
R. Gregory Lewis, 615-269-1900